POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize Anthony C. Weagley to act as their attorney-in-fact and agent, for the purpose of executing and filing the registrant’s registration statement described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-8 registering 100,000 additional shares of the Common Stock of Center Bancorp, Inc. (the “Company”) to be offered in connection with the Union Center National Bank 401(k) Profit Sharing Plan, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of October 25, 2007.

Signature	Title

/s/ Alexander A. Bol	Chairman of the Board
Alexander A. Bol

/s/ Hugo Barth, III
Hugo Barth, III

/s/ Brenda Curtis	Director
Brenda Curtis

Director
John J. Davis

/s/ John J. DeLaney, Jr.	Director
John J. DeLaney, Jr.

/s/ James J. Kennedy	Director
James J. Kennedy

/s/ Stephen J. LaMont	Director
Stephen J. LaMont

/s/ Paul Lomakin, Jr.	Director
Paul Lomakin, Jr.

/s/ Eugene V. Malinowski	Director
Eugene V. Malinowski

/s/ Harold Schechter	Director
Harold Schechter

/s/ Herbert Schiller	Director
Herbert Schiller

/s/ Lawrence B. Seidman	Director
Lawrence B. Seidman

/s/ William A. Thompson	Director
William A. Thompson

/s/ Raymond Vanaria	Director
Raymond Vanaria

/s/ Anthony C. Weagley	Chief Financial Officer
Anthony C. Weagley